Exhibit 99.1

AVISTAR COMMUNICATIONS REPORTS FINANCIAL RESULTS FOR THE THIRD QUARTER OF 2010

Company posts a year-to-date profit of $6.3 million and gains momentum delivering commercial grade desktop visual communication solutions to industry leading technology partners and achieves large scale end user deployments.

SAN MATEO, Calif., October 21, 2010 – Avistar Communications Corporation (www.avistar.com), a leader in unified visual communications solutions, today announced its financial results for the three and nine months ended September 30, 2010.

Financial highlights included:

•	Total revenue for the third quarter of 2010 was $2.2 million, as compared to $1.4 million for the quarter ended September 30, 2009, reflecting a significant increase in product revenue.
•
Operating expense was $3.5 million for the third quarter of 2010, as compared to $3.2 million for the quarter ended September 30, 2009. The increase was due to additional investments in engineering to develop new products in the Unified Communications (UC) and Virtual Desktop Infrastructure (VDI) markets, offset by a decrease in severance-related general and administrative expenses.

•	Net loss in the third quarter of 2010 was $1.5 million, or $0.04 per basic and diluted share, as compared to a net loss of $1.9 million, or $0.05 per share, in the third quarter of 2009.
•
Cash and cash equivalents balance as of September 30, 2010 was $354,000. Cash generated from operations during the nine months ended September 30, 2010 was $5.5 million, compared to cash used in operations of $4.3 million for the nine months ended September 30, 2009.

•	Adjusted EBITDA profit (as described below) for the nine months ended September 30, 2010 was $7.4 million compared to an adjusted EBITDA loss of $541,000 for the same period in 2009.
•	Avistar’s total debt balance was $6.0 million on September 30, 2010, a significant reduction from $11.3 million at December 31, 2009.

Bob Kirk, CEO of Avistar, said, “In the past several years, Avistar has come full circle from its earliest days.  We now offer the industry’s first and only all-software desktop video experience and accompanying videoconferencing infrastructure.  We have fully componentized our industry leading visual communication platform, Avistar C3™, in such a way that an OEM can utilize one or many components in a cost effective manner. At the same time, an enterprise client can utilize our bundled packages to secure a full end-to-end desktop videoconferencing solution. Additionally, our work with the industry’s most prominent OEM companies in both the UC and the VDI spaces, allows us to enrich the video experience of their products, while expanding our business reach.”

Significant recent developments include:

•
Avistar continues to deliver advanced visual communications software components and solutions to industry leading UC and VDI providers such as IBM, LifeSize and Logitech. This includes recent products initiatives such as LifeSize Communicator.

•	The Avistar C3 Integrator™ solution continues to provide exclusive desktop videoconferencing support for leading VDI solutions such as Citrix XenDesktop and now Citrix XenApp 5 and 6.
•
Avistar lunched the industry’s largest unified visual communications installation with more than 30,000 Avistar C3 Unified™ – Microsoft OCS Edition endpoints being deployed at a top tier global banking institution.

Kirk concluded, “Avistar continues to gain momentum as our cost-efficient solution and component strategy has taken hold with partners and end-users. We’ve invested extensively in our all software visual communication platform and are starting to see our efforts recognized in terms of customer interest, deployment size and technology partner integration. As we continue to provide compelling and innovative visual communications solutions to our current markets, while moving into new markets, we see Avistar growing and gaining market share that is critical to our long term strategy.”

About Avistar Communications Corporation
Avistar (AVSR.PK) is an innovation leader in the unified visual communications industry, with more than 15 years of experience providing proven business-class desktop videoconferencing technology. Avistar’s solutions are used across a broad spectrum of industries with deployments ranging in size from 30-30,000 users. Avistar’s technology also helps to power solutions from IBM, LifeSize, Logitech and many other leading unified communications vendors, while delivering end user videoconferencing solutions to some of the world’s largest corporations, in more than 40 countries. For more information, please visit www.avistar.com.

Cautionary Note Regarding Forward-Looking Statements
The statements made in this press release that are not historical facts are "forward-looking statements." These forward-looking statements, include, but are not necessarily limited to, statements regarding availability of funds under our line of credit, expansion of our product portfolio, the impact of our new products on our business, the future performance of our sales and distribution channels, the impact of changes in our pricing model, growth in our business and the videoconferencing industry, our ability to capture market share in the videoconferencing industry, future patent license royalty revenues and product revenues associated with our intellectual property and product businesses, and our positioning to emerge as a leader in the desktop visual communications industry. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties. The company cautions readers of this release that a number of important factors could cause actual future events and results to differ materially from those expressed in any such forward-looking statements. Such factors include, without limitation, Avistar’s lengthy sales cycle, volatility associated with Avistar’s sales and licensing activities, market acceptance of Avistar’s products, increased competition in the market for unified communications, technical challenges associated with product development and completion of our deliverables to customers, ongoing technological developments and changing industry standards, the ability of Avistar’s distributors to sell our products to end users, the capital markets for both debt and equity, and challenges associated with protecting and licensing Avistar’s intellectual property. These important factors and other factors that potentially could cause actual future results to differ materially from current expectations are described in our filings with the Securities and Exchange Commission, including the company's most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Readers of this release are referred to such filings. The forward-looking statements in this release are based upon information available to the company as of the date of the release, and the company assumes no obligations to update any such forward-looking statements.

Non-GAAP Financial Measures
This press release and the accompanying tables include a discussion of adjusted
EBITDA, excluding stock-based compensation expense, which is a non-GAAP financial measure provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as earnings before net interest, income taxes, depreciation, and amortization, as further adjusted for stock-based compensation. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA may not be comparable to the definitions as reported by other companies. We believe adjusted EBITDA is relevant and useful information to our investors as this measure is an integral part of our internal management reporting and planning process and is a primary measure used by our management to evaluate the operating performance of our business. The components of adjusted EBITDA include the key revenue and expense items and income from settlement and patent licensing for which our operating managers are responsible and upon which we evaluate their performance. Furthermore, we intend to provide this non-GAAP financial measure as part of our future earnings releases and, therefore, the inclusion of this non-GAAP financial measure will provide consistency in our financial reporting. A reconciliation of this non-GAAP measure to GAAP is provided in the accompanying tables.

###
Contact:

Elias MurrayMetzger Chief Financial Officer Avistar Communications Corporation +1 650-525-3300 emurraymetzger@avistar.com	Conway Communications Investor Relations +1 617-244-9682 maryconway@comcast.net

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three and nine months ended September 30, 2010 and 2009
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(unaudited)		(unaudited)

Revenue:
Product	$1,249	$289	$1,640	$3,235
Licensing and sale of patents	379	350	14,736	572
Services, maintenance and support	609	790	1,659	3,130
Total revenue	2,237	1,429	18,035	6,937
Costs and expenses:
Cost of product revenues*	131	263	369	926
Cost of services, maintenance and support revenues*	387	737	1,053	2,400
Income from settlement and patent licensing	-	(1,057)	-	(3,171)
Research and development*	1,579	891	5,083	2,777
Sales and marketing*	739	629	2,048	1,992
General and administrative*	1,143	1,709	3,280	4,143
Total costs and expenses	3,979	3,172	11,833	9,067
Income (loss) from operations	(1,742)	(1,743)	6,202	(2,130)
Other income (expense), net	(20)	(126)	(37)	(358)
Income (loss) before provision for (benefit from) income taxes	(1,762)	(1,869)	6,165	(2,488)
Provision for (benefit from) income taxes	(262)	16	(163)	(37)
Net income (loss)	$(1,500)	$(1,885)	$6,328	$(2,451)

Net income (loss) per share - basic and diluted	$(0.04)	$(0.05)	$0.16	$(0.07)
Weighted average shares used in calculating
basic net income (loss) per share	39,090	38,970	39,040	36,759
Weighted average shares used in calculating
diluted net income (loss) per share	39,090	38,970	39,572	36,759

*Including stock based compensation of:
Cost of products, services, maintenance and support revenue	$15	$53	$31	$175
Research and development	86	110	288	435
Sales and marketing	67	48	152	155
General and administrative	241	218	524	642
	$409	$429	$995	$1,407

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS
as of September 30, 2010 and December 31, 2009
(in thousands, except share and per share data)

	September 30,	December 31,
	2010	2009
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$354	$294
Accounts receivable, net of allowance for doubtful accounts of $9 and $13 at September 30, 2010 and December 31, 2009, respectively	1,556	1,027
Inventories	29	56
Prepaid expenses and other current assets	692	300
Total current assets	2,631	1,677
Property and equipment, net	195	147
Other assets	133	132
Total assets	$2,959	$1,956

Liabilities and Stockholders' Equity (Deficit):
Current liabilities:
Line of credit	$6,000	$11,250
Accounts payable	806	807
Deferred services revenue and customer deposits	1,163	2,008
Income taxes payable	80	23
Accrued liabilities and other	1,105	1,409
Total current liabilities	9,154	15,497
Long-term liabilities:
Other long-term liabilities	51	73
Total liabilities	9,205	15,570
Stockholders' equity (deficit):
Common stock, $0.001 par value; 250,000,000 shares authorized at September 30, 2010 and December 31, 2009; 40,304,235 and 40,159,466 shares issued including treasury shares at September 30, 2010 and December 31, 2009, respectively	40	40
Less: treasury common stock, 1,182,875 shares at September 30, 2010 and December 31, 2009, respectively, at cost	(53)	(53)
Additional paid-in-capital	103,544	102,504
Accumulated deficit	(109,777)	(116,105)
Total stockholders' equity (deficit)	(6,246)	(13,614)
Total liabilities and stockholders' equity (deficit)	$2,959	$1,956

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2010 and 2009
FINANCIAL RESULTS: RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands)

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended September 30,
	2010	2009
	(unaudited)

Net loss	$(1,500)	$(1,885)
Other expense, net	20	126
Provision for (benefit from) income tax	(262)	16
Depreciation	68	62
EBITDA	(1,674)	(1,681)
Stock-based compensation expense	409	429
Adjusted EBITDA	$(1,265)	$(1,252)

	Nine Months Ended September 30,
	2010	2009
	(unaudited)

Net income (loss)	$6,328	$(2,451)
Other expense, net	37	358
Provision for (benefit from) income tax	(163)	(37)
Depreciation	181	182
EBITDA	6,383	(1,948)
Stock-based compensation expense	995	1,407
Adjusted EBITDA	$7,378	$(541)

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
for the nine months ended September 30, 2010 and 2009
(in thousands)

	Nine Months Ended September 30,
	2010	2009
	(unaudited)

Cash Flows from Operating Activities:
Net income (loss)	$6,328	$(2,451)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	181	182
Compensation on equity awards issued to consultants and employees	995	1,407
Provision for doubtful accounts	(4)	(7)
Changes in assets and liabilities:
Accounts receivable	(525)	1,547
Inventories	27	171
Prepaid expenses and other current assets	(392)	68
Deferred settlement and patent licensing costs	-	955
Other assets	(1)	-
Accounts payable	(1)	98
Deferred income from settlement and patent licensing and other	(22)	(4,076)
Deferred services revenue and customer deposits	(845)	(2,459)
Income taxes payable	57	17
Accrued liabilities and other	(304)	255
Net cash provided by (used in) operating activities	5,494	(4,293)

Cash Flows from Investing Activities:
Purchase of property and equipment	(229)	(47)
Net cash used in investing activities	(229)	(47)

Cash Flows from Financing Activities:
Line of credit payments	(11,250)	(5,049)
Proceeds on line of credit	6,000	4,700
Net proceeds from issuance of common stock	45	173
Net cash used in financing activities	(5,205)	(176)
Net increase (decrease) in cash and cash equivalents	60	(4,516)
Cash and cash equivalents, beginning of year	294	4,898
Cash and cash equivalents, end of period	$354	$382

Non-cash financing activities:
Debt converted to equity	$-	$2,940